                                                                   EXHIBIT 10.19


                          PURCHASE AND SALE AGREEMENT
                            AND ESCROW INSTRUCTIONS

To:  Santa Clara Land Title Company                         Dated: July 11, 1997
     701 Miller Street                                      ("Effective Date")
     San Jose, CA 95110
     Attn: Liz Zankich                                      Escrow No. _________


     NEXUS PROPERTIES, INC., a California corporation ("Seller") has the contractual right to acquire certain unimproved real property located in the City of San Jose, County of Santa Clara, State of California, located on Ringwood Court (APN 244-19-029), and more particularly described in Exhibit A
                                                                    ---------
attached hereto and made a part hereof (the "Property"). The Property is comprised of approximately four and seven hundred forty-one thousandths (4.741) acres.

     E-TEK DYNAMICS, INC., a California corporation ("Buyer"), desires to purchase the Property from Seller, and Seller desires to sell the Property to Buyer following the acquisition by Seller of title to the Property, all upon the following terms and conditions.

     This Purchase and Sale Agreement and Escrow Instructions ("Agreement") nominates you as escrow holder ("Escrow Holder") and constitutes an agreement by which Seller agrees to sell, and Buyer agrees to buy, the Property described above.

                                   ARTICLE 1
                                   DEPOSITS
                                   --------
     1.1  Deposit.
          -------

               1.1.1  Initial Deposit. Within three (3) days following the
                      ---------------
Effective Date, Buyer shall deliver to Escrow Holder, together with a fully executed copy of this Agreement, the sum of Twenty-five Thousand Dollars ($25,000) (the "Initial Deposit") as a deposit on account of the Purchase Price (defined in Section 2.1). The Initial Deposit shall be placed by Escrow Holder in an interest-bearing account for the benefit of Buyer.

               1.1.2  Second Deposit. Following the satisfaction or waiver by
                      --------------
Buyer in writing of the conditions set forth in Sections 3.1.1 and 3.1.2 below, (which shall occur on or before July 21, 1997), Buyer shall deliver to Escrow Holder the additional sum of Seventy-five Thousand Dollars ($75,000) (the "Second Deposit"), as an additional deposit on account of the Purchase Price. The Second Deposit shall be placed by Escrow Holder in an interest bearing account for the benefit of Buyer. The Initial Deposit and the Second Deposit are collectively referred to as the "Deposit". After Buyer makes the Second Deposit, the Deposit (and all interest earned thereon while in escrow) shall be non-refundable to Buyer (except as otherwise provided in Section 3.2) but applicable to the Purchase Price at the close of escrow hereunder (as defined in Section 6.1.1).

     1.2  Liquidated Damages. BUYER AND SELLER AGREE THAT SELLER'S ECONOMIC
          ------------------
DETRIMENT RESULTING FROM THE REMOVAL OF THE PROPERTY FROM THE REAL ESTATE MARKET FOR THE ESCROW PERIOD AND ANY CARRYING AND OTHER COSTS INCURRED AFTER THE REMOVAL OF THE PROPERTY FROM THE REAL ESTATE MARKET ARE IMPRACTICABLE OR EXTREMELY DIFFICULT TO ASCERTAIN. BUYER AND SELLER AGREE THAT THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT WILL BE INCURRED BY SELLER IN THE EVENT ESCROW FAILS TO CLOSE ON THE PROPERTY AFTER BUYER MAKES THE SECOND DEPOSIT AND THIS AGREEMENT TERMINATES AS A RESULT OF A MATERIAL BREACH OR DEFAULT OF THIS AGREEMENT BY BUYER. BUYER AGREES THAT IN THE EVENT OF A MATERIAL BREACH OR DEFAULT BY BUYER AND TERMINATION OF THIS AGREEMENT AS A RESULT THEREBY, SELLER SHALL BE ENTITLED TO RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES AND NOT AS A PENALTY. SELLER HEREBY WAIVES THE REMEDY OF SPECIFIC PERFORMANCE WITH RESPECT TO ANY DEFAULT BY BUYER OF ITS OBLIGATION TO PURCHASE THE PROPERTY AND AGREES THAT THE LIQUIDATED DAMAGES SET FORTH HEREIN SHALL BE SELLER'S SOLE REMEDY IN THE EVENT BUYER MATERIALLY BREACHES OR DEFAULTS HEREUNDER AND THIS AGREEMENT TERMINATES AS A RESULT THEREBY. BY INITIALING THIS SECTION 1.2 BELOW, BUYER AND SELLER AGREE TO THE TERMS OF THIS SECTION 1.2.

SELLER'S INITIALS: /s/ Signature  BUYER'S INITIALS: /s/ Signature

                                   ARTICLE 2
                                PURCHASE PRICE
                                --------------

     2.1  Purchase Price. The purchase price for the Property ("Purchase Price")
          --------------
shall be the sum of Three Million Fifty Thousand Dollars ($3,050,000).

     2.2  Payment. The Purchase Price referred to in Section 2.1 shall be
          -------
payable in cash by Buyer to Seller at the close of escrow hereunder. Buyer shall deposit such balance of the Purchase Price into escrow not later than two (2) days prior to the scheduled close of escrow hereunder. The Deposit shall be credited against the Purchase Price at the close of escrow.

                                   ARTICLE 3
                              CONDITIONS OF ESCROW
                              --------------------

     3.1  Buyer's Condition to Closing. The close of escrow on the Property and
          ----------------------------
Buyer's obligation under this Agreement to purchase the Property shall be subject to the satisfaction, at or prior to the time stated herein, of the following conditions, with Buyer to retain the right to waive in writing, in whole or in part, any of the following conditions at or prior to the time stated herein for satisfaction of such conditions or for approval or disapproval by Buyer:

          3.1.1  Preliminary Title Report. Concurrently with the execution of
                 ------------------------
this Agreement, Seller shall deliver, or cause to be delivered, to Buyer a current preliminary title report (the "Title Report") from Escrow Holder and all underlying title documents referenced in such Title Report showing the state of the title of the Property. Buyer shall have until the expiration of the Feasibility Period (defined in Section 3.1.2) to notify Seller, in writing, of Buyer's objection to any exceptions contained in the Title Report and/or any other rights, interests or matters not shown of record but which are discovered by Buyer as a result of a survey, inspection or inquiry (hereinafter referred to as "Title Defects"). Upon receipt of such notification, Seller shall have five
(5) calendar days within which to elect, by written notice to Buyer, to remove or delete from the title to be conveyed to Buyer any Title Defects objected to by Buyer. If Seller so elects to cure such Title Defects, the same shall be cured by Seller, at its expense, prior to the close of escrow and such Title Defects shall not constitute Approved Exceptions (defined below). If Seller does not elect or is unable to cure such Title Defects, Seller shall notify Buyer thereof in writing within said five (5) day period, and Buyer may elect within five (5) calendar days of receipt of Seller's notice to either waive its objections and proceed with the purchase of the Property pursuant to the terms of this Agreement or terminate this Agreement and all of its obligations. In the event Buyer elects to terminate this Agreement as provided in the immediately preceding sentence, then all rights and obligations hereunder shall cease and Buyer shall be entitled to the return of the Deposit (and all interest accrued on the Deposit while in escrow). For purposes of this Agreement, the term "Approved Exceptions" shall mean those title exceptions applicable to the Property, accepted by Buyer in accordance with the terms of this Section 3.1.1.

          3.1.2  Feasibility Study. Subject to extension as provided in this
                 -----------------
Section 3.1.2, Buyer shall have until 5:00 p.m. on July 21, 1997 (the "Feasibility Period") (i) to conduct such studies or investigations of the Property (including, without limitation, land use designation and zoning studies and environmental or other physical testing) or matters pertaining thereto as Buyer may deem appropriate to ascertain whether the Property is suited to Buyer's intended purposes, including any studies or investigations necessary to ascertain the likelihood of obtaining such governmental approvals as may be necessary to enable Buyer to develop the Property for its intended purposes;
(ii) to review the Property Documents (defined in Article 4); and (iii) to determine in Buyer's sole discretion whether the development of the Property is economically feasible, and to deliver to Seller and Escrow Holder its written notice of approval or disapproval of the feasibility of the Property. If Buyer does not give Seller and Escrow Holder written notice of disapproval on or before the expiration of the Feasibility Period, then this condition shall be deemed approved.

     For purposes of this Section 3.1.2 and Section 3.1.1 above, the date of Buyer's receipt of the Property Documents and the Title Report and underlying title documents shall be evidenced by a written receipt, signed and dated by Buyer. If Seller has not caused the Title Report and underlying title documents or the Property Documents to be delivered to Buyer concurrently with the execution of this Agreement, then the Feasibility Period shall be extended by one (1) day for each day of delay in delivering the Title Report and underlying title documents or the Property Documents.


          3.1.3  Environmental Condition of Property. As of the close of escrow
                 ------------------------------------
on the Property, the Property shall be free of all hazardous or toxic materials that could inhibit or impair development of the Property, which materials were not disclosed in the Property Documents, and the existence of which was discovered after the expiration of the Feasibility Period. Nothing stated herein shall obligate Buyer to clean up or remediate any hazardous or toxic materials that may exist on, in or under the Property as of the Effective Date or prior to the close of escrow hereunder.

          3.1.4  Title Policy. At the close of escrow on the Property, Escrow
                 ------------
Holder shall be willing and prepared to issue to Buyer a CLTA standard form owner's policy of title insurance (or, if Buyer so elects and Buyer has obtained a survey, if necessary, an ALTA owner's extended coverage policy of title insurance) in the amount of the Purchase Price to be paid by Buyer to Seller insuring Buyer's (or its designee's) fee title to the Property, subject only to current, non-delinquent real property taxes and assessments and the Approved Exceptions. The preceding notwithstanding, the close of escrow shall not be extended in the event Buyer is unable to obtain a survey prior to the date scheduled for close of escrow. In such event, Buyer will accept a CLTA form of policy.

     Prior to the close of escrow, Seller shall not, without the prior written consent of Buyer, create any encumbrance or lien upon the Property, or originate or cause any assessments to be charged against the Property.

          3.1.5  Performance by Seller. Seller shall have performed, observed
                 ---------------------
and complied with all of the material covenants, agreements, and conditions required by this Agreement covering the Property to be performed, observed and complied with by it. In addition, the representations and warranties of Seller set forth in Section 7.1 of this Agreement, shall be true and correct as of the close of escrow.

     3.2  Failure of Buyer's Conditions to Close of Escrow. If any of the
          ------------------------------------------------
conditions in Sections 3.1.1 or 3.1.2 are not satisfied or waived by Buyer in writing at or prior to the time prescribed herein, then Buyer may terminate this Agreement by written notice to Seller and, in such event, Buyer shall be entitled to the return of the Deposit and all interest accrued on the Deposit while in escrow.

     If, following satisfaction of the conditions set forth in Sections 3.1.1 and 3.1.2 above, any of the conditions described in Sections 3.1.3, 3.1.4 or
3.1.5 are not satisfied or waived in writing by Buyer prior to the close of escrow, then, in addition to any other rights or remedies available to Buyer at law or in equity (including, without limitation, specific performance), Buyer shall be entitled to the return of the Deposit and the interest accrued on the Deposit while in escrow and, if any condition set forth in Section 3.1.3, 3.1.4 or 3.1.5 is not satisfied as a result of a breach or default by Seller or any of its agents, employees, contractors or other representatives, then Seller shall reimburse Buyer for all reasonable out-of-pocket expenses paid or incurred by Buyer to third parties in connection with this transaction, including, without limitation, all due diligence expenses, costs of environmental assessments and reports issued or prepared in connection therewith, architectural and engineering fees and costs, and reasonable attorney's fees.


                                   ARTICLE 4
                              PROPERTY DOCUMENTS
                              ------------------

     Concurrently with the execution of this Agreement (i.e., on the Effective
Date), Seller shall deliver to Buyer, at no cost to Buyer, copies of all documents in Seller's possession or control related to the Property, including, without limitation, those documents, records, maps, building plans, reports or agreements described below (collectively, the "Property Documents"). The Property Documents shall include, without limitation, a topographical survey, a soils report, and an environmental assessment report. Seller shall deliver to Buyer any additional documents or information described in this Article 4 which come into Seller's possession after the Effective Date and during the escrow period:

          (i) All surveys (including any ALTA surveys), geologic, soils, groundwater and environmental assessments and/or toxic reports and engineers' and consultants' plans, grading plans, reports and studies which Seller may have prepared or caused to be prepared relating to the Property, or any portion thereof;

          (ii) All agreements, plans and specifications, and as-built drawings, including any amendments thereto, if any, entered into and/or prepared by Seller for the construction of any public improvements on or adjacent to the Property, or any portion thereof;

          (iii) All development agreements, design guidelines, permits, approvals, commitments or memoranda of understanding, including any amendments thereto, issued to or entered into by Seller with any governmental entity relating to the development of the Property and all approvals, either interim or final, of the planning commission or the city council of the City of San Jose and the submissions or applications of Seller to said City, commission or council with respect to such approvals and all correspondence relating thereto; and

          (iv) Copies of the real property tax bills for the two (2) immediately preceding tax fiscal years.

                                   ARTICLE 5
                                RIGHT OF ENTRY
                                --------------

     From the Effective Date and throughout the escrow period, Buyer and its designated agents, employees, consultants and representatives shall be granted a right of entry on the Property to perform such soil, groundwater, engineering and geological tests, environmental and architectural studies, and other physical inspections and to make such other reports as Buyer shall deem appropriate and for any other purpose related to Buyer's investigation or proposed development of the Property; provided, however, that Buyer shall repair any damage to the Property caused by Buyer's entry and activities thereon and shall remove or cause to be bonded any mechanic's or materialman's liens arising out of Buyer's performance of any work of improvement upon the Property. Buyer shall notify Seller prior to any entry by Buyer onto the Property, and prior to performing any physical testing of the Property. Buyer shall indemnify and hold Seller harmless from any lien, loss, claim, liability, or expense, including attorneys' fees and costs, arising out of Buyer's activities on the Property; provided, however, that Buyer shall have no liability to Seller for any lien, loss, claim, liability or expense arising as a result of Buyer discovering any Hazardous Materials (defined below) in, on or under the Property in connection with its investigation of the Property.

                                   ARTICLE 6
                 ESCROW AND ESCROW CLOSING; PRORATIONS; COSTS
                 --------------------------------------------

     6.1  Close of Escrow. Escrow shall close on the Property, subject to
          ---------------
satisfaction or waiver in writing by Buyer of the conditions set forth in
Section 3.1, on or before August 6, 1997. The close of escrow on the Property (or closing of escrow) shall mean the recordation of the grant deed describing the Property as described in Section 6.4 below.

     6.2  Deed and Payment. Seller shall deposit with Escrow Holder prior to the
          ----------------
close of escrow, a grant deed ("Grant Deed") in the standard form of Escrow Holder, incorporating the legal description of the Property, and properly executed and acknowledged by Seller. The parties hereto shall instruct Escrow Holder to deliver to Seller the Purchase Price when (1) Escrow Holder holds for Buyer, and is able to record, the Grant Deed describing the Property; (2) Escrow Holder is prepared to issue to Buyer a policy of title insurance applicable to the Property as described in Section 6.3; and (3) the conditions of Buyer's obligation to close escrow on the Property as specified in Section 3.1 have been either satisfied or waived by Buyer in writing. At or prior to the close of escrow, and as a condition thereto, Seller shall execute and deposit in escrow for delivery to Escrow Holder and Buyer a Seller's affidavit meeting the requirements of Internal Revenue Code Section 1445(b)(2), certifying that Seller is not a "foreign person" within the meaning of Internal Revenue Code Section 1445(f)(3). At or prior to the close of escrow, Seller shall also execute a California Withholding Exemption Certificate (Form 590) indicating Buyer is not required to withhold any portion of the Purchase Price.

     6.3  Title Insurance. The parties hereto shall instruct Escrow Holder to
          ---------------
provide to Buyer, at Seller's expense, at the close of escrow on the Property, a CLTA standard form owner's policy of title insurance (or at Buyer's election, an ALTA extended coverage owner's policy provided Buyer pays the excess premium associated with such ALTA extended coverage and the cost of any survey required to enable the Escrow Holder to issue such insurance) in the aggregate amount of the Purchase Price to be paid under this Agreement, showing fee title to the Property vested in Buyer (or Buyer's designee) subject only to the following exceptions: (1) non-delinquent real property taxes and assessments; (2) the Approved Exceptions; (3) any other such exceptions to title as are approved by Buyer in writing; and (4) the standard printed exclusions from coverage in a CLTA standard form owner's, or an ALTA extended coverage owner's, policy of title insurance. Seller shall reasonably cooperate with Buyer to try to cause Escrow

Holder to eliminate the creditor's rights exclusion for Buyer's title insurance coverage, at no cost to Seller.

     6.4  Recordation and Delivery. At the close of escrow on the Property, the
          ------------------------
parties hereto shall instruct Escrow Holder to forward the Grant Deed describing the Property to the County recorder for recordation and to deliver the policy of title insurance and all tax statements to Buyer at the address set forth in
Article 8. Escrow Holder shall be instructed to request the County recorder not to affix the amount of documentary transfer taxes on the Grant Deed but on a separate statement to be attached to the Grant Deed after recording.

     6.5  Prorations. The parties hereto shall instruct Escrow Holder to prorate
          ----------
between Buyer and Seller at close of escrow the non-delinquent installments of city and county real property taxes covering the Property.

     6.6  Costs. At the close of escrow hereunder, Seller shall pay all County
          -----
transfer and conveyance taxes associated with the conveyance of the Property from Seller to Buyer, and the cost of the title insurance premium for the CLTA policy of title insurance described in Section 6.3 above. Seller and Buyer shall each pay one-half (1/2) of the City transfer tax. All other charges or costs incurred by the parties in connection with the close of escrow hereunder including, without limitation, escrow fees, recording charges, and document preparation fees, shall be allocated to such party as is customary in Santa Clara County. Each party shall bear its own attorney's fees incurred in connection with the subject transaction.

                                   ARTICLE 7
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     7.1  Seller's Representations and Warranties. Seller makes the following
          ---------------------------------------
representations and warranties, which are true as of the date hereof and shall be true as of the close of escrow hereunder:

          7.1.1  Seller's Acquisition of the Property. Seller has the
                 ------------------------------------
contractual right to acquire the Property pursuant to a written agreement with the owner of fee title to the Property (the "Acquisition Agreement"), which right to acquire is unconditional on the part of the Seller under the Acquisition Agreement. There are no conditions to be fulfilled by Seller as conditions precedent to Seller's right to acquire the Property which conditions cannot be fulfilled on or before the date on which close of escrow under this Agreement is expected to occur. Seller shall use its diligent efforts to perform any and all obligations of Seller under the Acquisition Agreement and, subject to the satisfaction or waiver by Buyer of the conditions set forth in Sections
3.1.1 and 3.1.2, Seller shall acquire the Property on or before the date scheduled for close of escrow hereunder.

          7.1.2  Hazardous Materials. Except for certain herbicides and
                 -------------------
pesticides described in the environmental assessment report delivered to Buyer with the Property Documents, to the best of Seller's knowledge, based on said environmental assessment report, no Hazardous Materials (as defined below) exist in, on or under the Property in violation of applicable environmental laws, rules or regulations. For purposes of this Agreement, Hazardous Materials shall mean any substance, water or material which has been determined or is hereafter determined by any state, federal or local government authority to be capable of posing a risk of injury to health, safety and/or property, including, but not limited to, all of those materials, wastes and substances defined as "hazardous substances," "hazardous materials," or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the
                                                           ------
Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the
                                                                ------
Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; and
                                                                ------
those substances defined as "hazardous wastes" in Section 25117 of the California Health & Safety Codes or as "hazardous substances" in Section 25316 of the California Health & Safety Code; in the regulations adopted and publications promulgated pursuant to such laws including Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30; and in the Hazardous Materials storage, use or discharge ordinances of the County of Santa Clara, if any.

          7.1.3  Obligations Imposed on Buyer. To the best of Seller's
                 ----------------------------
knowledge, no representation or commitment has been made to any governmental authority, utility company, or school district relating to any portion of the Property, which would impose an obligation upon Buyer (i) to make any contributions or dedications of money or land, (ii) to construct, install, or maintain any improvements of a public or private nature on or off the Property, or (iii) to limit or restrict the construction of improvements on the Property to specific plans.

          7.1.4  Notice of Interest in Property. No notice has been given to
                 ------------------------------
Seller of any threatened or pending action to establish an ownership or beneficial interest in the Property or of any proceedings which may result in the issuance of such notice, and Seller is aware of no such notice or proceedings.

          7.1.5  Public Improvement Charges. To the best of Seller's knowledge,
                 --------------------------
there are no public improvements required or planned by any governmental agency having jurisdiction of the Property which will result in any charge being levied or assessed against the Property.

          7.1.6  Legal Actions Affecting the Property. To the best of Seller's
                 ------------------------------------
knowledge, there are no existing claims, suits, actions, or legal proceedings pending or, threatened which affect the Property or Seller's ability to perform its obligations hereunder.

          7.1.7  Liens and Encumbrances. To the best of Seller's knowledge,
                 -----------------------
based upon the due diligence review undertaken by Seller pursuant to the Acquisition Agreement, there are no liens, encumbrances or other title matters affecting the Property other than those title exceptions identified on the Title Report referred to in Section 3.1.1 above.

          7.1.8  Delivery of Reports. Seller has delivered to Buyer all of the
                 --------------------
reports, studies and documents and agreements in its possession or control or of which it is aware, dealing with or related to Hazardous Materials on, in or under the Property.

     7.2  Validity Through Close of Escrow. Seller shall promptly advise Buyer
          --------------------------------
if Seller acquires any information which would affect the continued validity of the representations and warranties set forth in this Article 7. If any of said representations and warranties of Seller set forth in this Article 7 shall not be true and correct at the time the same is made or as of the close of escrow hereunder, and upon written notice from Buyer to Seller on or prior to such close of escrow, this Agreement shall terminate at Buyer's election (except with respect to any rights, obligations, or liabilities arising out of any breach of this Agreement by either party hereto) and, in addition to any other remedies to which Buyer may be entitled, the Deposit and the interest accrued on the Deposit while in escrow shall be immediately returned to Buyer. The representations and warranties set forth in this Article 7 shall not survive the close of escrow hereunder.

                                   ARTICLE 8
                                    NOTICES
                                    -------

     All notices called for pursuant to these instructions shall be given in writing by personal delivery, in writing, by overnight private courier, facsimile or by United States mail, postage prepaid, return receipt requested. Overnight couriered notices shall be deemed received the next business day following delivery to the private courier. Facsimile notices shall be deemed received on the date sent (provided confirmation of receipt is received by the party transmitting such notice and such notice is also sent on that same date by any of the other means set forth herein). Any notice given by regular United States mail shall be deemed given three (3) business days after the time such notice was deposited in the United States mail. Mailed or couriered notices shall be addressed as set forth below, but either party may change its address by giving written notice thereof to the other in accordance with the provisions of this Article.

     To Seller:          Nexus Properties, Inc.
                         1740 Technology Drive, Suite 315
                         San Jose, CA 95110
                         Attn: R. Darrell Gary

                         Fax No.: (408) 441-1208

     To Buyer:           E-TEK Dynamics, Inc.
                         1885 Lundy Avenue
                         San Jose, CA 95131
                         Attn: Matthew J. Lucero, Esq.

                         Fax No.: (408) 432-8550

     To Escrow Holder:   Santa Clara Land Title Company
                         701 Miller Street
                         San Jose, CA. 95110
                         Attn: Liz Zankich

                         Fax No.: (408) 275-0824

                                   ARTICLE 9
                             BROKER'S COMMISSIONS
                             --------------------

     Seller and Buyer each represent and warrant to the other that it has not dealt with any real estate broker, agent or salesperson other than CPS, The Commercial Property Services Company ("Broker"), in connection with this transaction. Seller agrees to pay to Broker upon the close of escrow hereunder a real estate brokerage commission pursuant to a separate written agreement between Seller and Broker. Subject to the foregoing, each party shall indemnify, defend and hold harmless the other on account of any claims, demands, causes of action, or judgments respecting payment of any sales commission, brokerage commission or finder's fee, including attorneys' fees and court costs, arising from or brought by any third party (other than Broker) who has dealt or claims to have dealt with such indemnifying party pertaining to the Property. This obligation to indemnify, defend and hold harmless shall survive the close of escrow.

                                  ARTICLE 10
                          GENERAL ESCROW INSTRUCTIONS
                          ---------------------------

     Except as otherwise expressly provided herein and in lieu of the general provisions of Escrow Holder's standard form instructions, the following shall apply:

     10.1  Deposit of Funds. All funds received in this escrow shall be
           ----------------
deposited with other escrow funds in a general escrow account or accounts of Escrow Holder, with any state or national bank, and may be transferred to any other general escrow account or accounts. All disbursements shall be made by check of Escrow Holder.

     10.2  Prorations and Adjustments. All prorations and/or adjustments called
           --------------------------
for in this escrow are to be made on the basis of a thirty (30) day month.

     10.3  Transaction Reporting. Escrow Holder is instructed to report this
           ---------------------
transaction on Form 1099 pursuant to Section 6045 of the Internal Revenue Code as amended by the Tax Reform Act of 1986.

                                  ARTICLE 11
                              GENERAL PROVISIONS
                              ------------------

     As a part of this Agreement between Buyer and Seller with which you, as Escrow Holder, need not be concerned, Buyer and Seller further agree as follows:

     11.1  Possession. Buyer shall be entitled to possession of the Property
           ----------
(free and clear of all tenancies and rights of occupancy by third parties) on the close of escrow.

     11.2  Merger. All negotiations and agreements, oral or written, heretofore
           -------
had by and between the parties and their agents with respect to this transaction are merged into this Agreement, which completely sets forth the obligations of the parties.

     11.3  Attorneys' Fees. In the event either party brings an action at law or
           ---------------
in equity to enforce, interpret or redress the breach of this Agreement, the prevailing party in such action shall be entitled to its litigation expenses and reasonable attorneys' fees incurred in addition to all other relief as may be allowed by law. "Prevailing party" within the meaning of this section shall include, without limitation, a party who brings an action, which action is dismissed after the other party's payment of the sum allegedly due or performance of the covenant allegedly breached or if the party obtains substantially the relief sought by it in the action.

     11.4  Amendment. This Agreement may be amended only by a writing signed by
           ---------
each of the parties hereto.

     11.5  Counterpart. This Agreement may be executed in counterparts, each of
           -----------
which shall be an original, but all of which shall constitute one instrument.

     11.6  Assignment. This Agreement may not be assigned by Buyer.
           ----------

     11.7  Successors. All terms and provisions of this Agreement shall be
           ----------
binding upon and shall inure to the benefit of, and be enforceable by, the parties hereto and the respective permitted assigns and successors of Seller and Buyer.

     11.8  Captions. The captions and headings in this Agreement are for
           --------
reference and convenience only and shall not limit or expand the meaning of the provisions of this Agreement.

     11.9  Governing Law. This Agreement shall be governed by the laws of the
           -------------
State of California.

     11.10 Exhibits. All exhibits attached hereto are incorporated herein by
           --------
reference.

     11.11  Interpretation of Agreement. The parties hereto acknowledge and
            ---------------------------
agree that, although this Agreement has been drafted by Buyer's legal counsel, Seller and/or its legal counsel have negotiated, or had an opportunity to negotiate, the terms of this Agreement. Consequently, the doctrine that ambiguities in an agreement should be resolved against the drafting party shall not be employed in connection with this Agreement and this Agreement shall be interpreted in accordance with its fair meaning.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                              SELLER:

                                              NEXUS PROPERTIES, INC.,
                                              a California corporation

                                              By:  /s/ R. Darrell Gary
                                                   ----------------------------
                                                   R. Darrell Gary
                                              Its: President

                                              By:  ___________________________
                                                   ___________________________
                                              Its: ___________________________

                                              BUYER:

                                              E-TEK DYNAMICS, INC.,
                                              a California corporation

                                              By:  /s/ Theresa Stone Pan
                                                   ----------------------------
                                                   Theresa Stone Pan
                                                   ----------------------------
                                              Its: President

                                              By:  ___________________________
                                                   ___________________________
                                              Its: ___________________________

Instructions accepted this 14th day of July, 1997.

SANTA CLARA LAND TITLE COMPANY

By:  /s/ Donear Enyll
     ---------------------------
     Donear Enyll
     ---------------------------
Its: President
     --------------------------

                                                        Page No. 4
                                                        File No. 00123213-B

                                   EXHIBIT A
                               LEGAL DESCRIPTION

All that certain real property situate in the City of San Jose, County of Santa Clara, State of California, described as follows:

Parcel 1, as shown on that Parcel Map filed for record in the office of the Recorder of the County of Santa Clara, state of California on May 11, 1983, in Book 512 of Maps, page(s) 18.

EXCEPTING THERFROM the underground water or rights thereto, with no right of surface entry, as granted to San Jose Water Works, a California corporation by instrument recorded May 23, 1983 in Book H 575, page 321, Official Records.

ARB NO: -0-
APN NO: 244-19-029